UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	11919661	14-1820954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 Weston Road, Unit 278 Weston, Florida 33326
(Address of principal executive offices)

(847) 386-1384
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2011, the Company’s Board of Directors (the “Board”) appointed Mr. Robert T. Faber to serve as a member of the Board and Chairman of the Board’s Audit Committee.  In connection with the appointment, on August 22, 2011, the Company entered into a Director Agreement (the “Director Agreement”) with Mr. Faber.  The term of the Director Agreement is from August 22, 2011, through the Company’s next annual stockholders’ meeting.   At the option of the Board, the Director Agreement may be automatically renewed on such date that Mr. Faber is re-elected to the Board.  In connection with the appointment, the Company issued to Mr. Faber (i) a warrant exercisable for 100,000 shares of common stock of the Company for his service on the Board (the “Board Warrant”) and (ii) a warrant exercisable for 50,000 shares of common stock of the Company for his service as Chairman of the Audit Committee (the “Committee Warrant,” and together with the Board Warrant, the “Warrants”).

The above descriptions of the Director Agreement and the Warrants do not purport to be complete and are qualified in their entirety by the full text of the Director Agreement and Form of Warrant, which are attached hereto as exhibits to this Current Report on Form 8-K..

Item 3.02 Sale of Unregistered Securities

As described in Item 1.01 above, the Company issued to Mr. Faber the Board Warrant for his service on the Board and the Committee Warrant for his service as Chairman of the Audit Committee.  The Warrants have a term of five years and are exercisable at $0.40 per share.

These securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

As described in Item 1.01 above, on August 22, 2011, Mr. Faber was appointed to serve as a member of the Board and as Chairman of the Audit Committee.  Below is a description of Mr. Faber’s relevant business experience:

Robert T Faber, age 52

Robert T. Faber is currently a member of the Board.  Mr.  Faber has 20 years of experience in diverse financial management, business and acquisitions.  Since 2003, Mr. Faber has held various positions at Comstock Mining, Inc. (“Comstock”), a publicly traded precious metals company, including President, Chief Executive Officer and Chief Financial Officer.  At Comstock, Mr. Faber has several responsibilities, including managing Comstock’s reporting and disclosure obligations to the U.S. Securities and Exchange Commission, as well as securing financing for operations and management functions.  Prior to joining Comstock, Mr. Faber served as the Vice President of United Site Services, Inc., a privately held consolidator in the waste services industry (“United Site”), from 2002 to 2003.  At United Site, Mr. Faber was responsible for strengthening the organizational structure of the company, cash management and directing the company’s acquisition and integration process.  Additionally, Mr. Faber served as an executive with Allied Waste Industries, overseeing a $1.2 billion, multi-state area, from 2001 to 2002.  Mr. Faber is also currently a director of Mustang Alliances, Inc., a natural resource company engaged in the exploration of mineral properties.  He has served in such role since July 2011.  Mr. Faber graduated from St. Johns University with a B.S. in Accounting in 1982.  The Company believes that Mr. Faber’s experience in capital raising and financial planning will help the Company develop its business strategies and thus will be a valuable addition to the Board.

Family Relationships

There is no family relationship between Mr. Faber and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

10.1	Director Agreement, dated August 22, 2011, by and among American Scientific Resources, Incorporated and Robert T. Faber

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

Date: August 24, 2011	By:	/s/ Christopher Tirotta
Name: Christopher Tirotta
Title: Chief Executive Officer